UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York  10005
(Address of principal executive offices)

Registrant's telephone number, including area code: 646-525-3000

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 28, 2006, the Board of Directors and its Compensation Committee adopted an annual incentive plan (“AIP”), implemented in April 2006, for certain of the Company’s employees, including Robert Gasser, Jay Shaffer, Lars Kragh and Brian Bellardo, all of the Company’s Executive Officers at that time except for Steven R. Vigliotti, the Company’s CFO. Mr. Vigliotti’s cash bonus opportunity for 2006 is governed by the terms of his January 31, 2006 Employment Agreement, described in and attached to the Company’s current report on Form 8-K filed on February 1, 2006, and not by the AIP. The AIP provides the opportunity for a cash bonus based on the performance of the overall Company and the specific business unit of the employee, as well as the individual performance of the employee (collectively, the “Performance Factors”). The target bonus (“Target Bonus”) is achieved when the individual meets his or her performance goals and the Company and the business unit of the employee or the Executive Officer meet their 2006 Budget for Controllable Margin for Operations (“CMO”), except for Mr. Gasser, whose bonus was based on net income. For Mr. Gasser, the then CEO of the Company, the target bonus level was 70%, and for the remaining Executive Officers, the target bonus level was between 25% and 35%, of the individual’s annual base salary. The amount of any actual payout depends on the extent to which the applicable Performance Factors are achieved. The actual bonus payout could be zero, if there is no positive net income after making payments under the AIP. The payout under the AIP, if any, can not exceed 200% of the Target Bonus.

On October 19, 2006, the Compensation Committee of the Company adopted modifications to the AIP for certain of the Company’s employees, including two of the Company’s Executive Officers at the time, Messrs. Kragh and Bellardo. The cash bonus opportunity for P. Howard Edelstein, CEO of the Company since September 5, 2006, is governed by the terms of his September 4, 2006 Employment Agreement, described in and attached to the Company’s current report on Form 8-K filed on September 8, 2006, and not by the AIP. In determining whether actual bonus payments could be made, the Compensation Committee modified the AIP to exclude certain non-operating and non-recurring items. In addition, the Compensation Committee has reduced the Company and business unit performance factors from the 2006 Budget for CMO to the midpoint between the 2006 Budget for CMO and the current forecast for 2006 CMO, which is lower than the Budget for CMO, for all employees and Executive Officers whose target bonus is based on CMO. The Compensation Committee also decreased the target payouts to 95% of the amounts provided for in the AIP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

Dated: November 6, 2006	By:	/s/ Brian Bellardo
Name: Brian Bellardo
Title: Secretary

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